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                                                                  EXHIBIT 10(pp)


                              EMPLOYMENT AGREEMENT


                  AGREEMENT made the 19th day of September, 1995 by and between Valley Forge Dental Associates, Inc., a Delaware corporation (the "Company"), and Robert K. Mehlman, D.D.S. (the "Employee").

                               W I T N E S E T H :

                  WHEREAS, the Company wishes to assure itself of the services of the Employee, and the Employee wishes to serve in the employ of the Company, upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1.       Employment, Term.

                           1.1      The Company agrees to employ the
Employee, and the Employee agrees to serve in the employ of the Company, for the term set forth in Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

                           1.2      The term of the Employee's employment
under this Agreement shall be the period commencing on the date hereof and continuing through September 30, 2000, unless sooner terminated in accordance with this Agreement.

                  2.       Position, Duties. The Employee shall serve the
Company as Vice President, Corporate Development, of the Company and shall have such duties and responsibilities consistent with such an executive position which the President of the Company, or his designees or successors, shall assign to the Employee. The Employee shall perform his duties and responsibilities hereunder, faithfully and diligently. The Employee shall report to the President of the Company, to the designees or successors of such person, and to the Board of Directors of the Company. The Employee shall devote his full business time and attention to the performance of his duties and responsibilities hereunder. The Employee hereby represents that he is not bound by any confidentiality agreements or restrictive covenants which restrict or may restrict his ability to perform his duties hereunder, and agrees that he will not enter into any such
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agreements or covenants during the term of his employment hereunder, except such restrictive covenants or confidentiality agreements which are required by the Company.

                  3.       Cash Compensation.

                           3.1      Salary. During the term of the Employee's
employment by the Company, in consideration of the performance by the Employee of the services set forth in Section 2 and his observance of the other covenants set forth herein, the Company shall pay the Employee, and the Employee shall accept, a salary at a rate of $150,000 per annum, payable in accordance with the standard payroll practices of the Company. In addition to the salary payable hereunder, the Employee may be entitled to receive merit increases in salary during the term hereof in amounts and at such times as shall be determined by the Board of Directors of the Company in its sole discretion. In no event shall the failure to grant any such increase (or the amount of any such increase) give rise to a claim by the Employee under this Agreement.

                           3.2      Bonus. During the term of the Employee's
employment by the Company, the Employee shall be eligible to receive an annual bonus of up to 30% of his annual salary based upon the achievement of certain performance objectives established by the President of the Company or his designee or successor. Bonuses, if earned, shall be paid in accordance with the standard practices of the Company for the payment of bonuses.

                  4. Expense Reimbursement. During the term the Employee's employment by the Company, consistent with the Company's policies and procedures which may be in effect from time to time, the Company shall reimburse the Employee for all properly documented reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies.

                  5. Other Benefits. During the term of the Employee's employment by the Company, the Employee shall be entitled to receive three weeks of vacation time per annum. In addition, the Employee shall receive a $500 per month auto allowance and such other benefits, including customary medical (provided that premiums for family medical coverage substantially comparable to what the Employee currently has, will be paid for by the Company), life and malpractice insurance and continuing education benefits, as are from
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time to time made available to other similarly situated employees of the Company on the same terms as are available to such similarly situated employees, it being understood that the Employee shall be required to make the same contributions and payments in order to receive any of such benefits as may be required of such similarly situated employees.

                  6.       Termination of Employment.

                           6.1      Death. In the event of the death of the
Employee during the term of this Agreement, the Company shall pay to the estate or other legal representative of the Employee the salary provided for in Section
3.1 (at the annual rate then in effect) accrued to the Employee's date of death and not theretofore paid, and the estate or other legal representative of the Employee shall have no further rights under this Agreement. Rights and benefits of the Employee, his estate or other legal representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs.

                           6.2      Disability. If the Employee shall become
incapacitated by reason of sickness, accident or other physical or mental disability and shall for a period of ninety (90) consecutive days be unable to perform his normal duties hereunder, the employment of the Employee hereunder may be terminated by the Company upon thirty (30) days' prior written notice to the Employee. The Company shall pay to the Employee the salary provided for in
Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid. Rights and benefits of the Employee, his estate or other legal representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. Neither the Employee nor the Company shall have further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9.

                           6.3      Due Cause. The employment of the Employee
hereunder may be terminated by the Company at any time during the term of this Agreement for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Employee the salary provided for in
Section 3.1 (at the annual rate then in effect) and such other benefits and reimbursement of expenses which the Employee has accrued to the date of such termination and not theretofore paid to the Employee, and, after the satisfaction of any claim of the Company against the
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Employee arising as a direct and proximate result of such Due Cause, neither the
Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9. Rights and benefits of the Employee, his estate or other legal representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. For purposes hereof, "Due Cause" shall mean (a) a material breach of any of the Employee's obligations hereunder; (b) that the Employee, in carrying out his duties hereunder, has been guilty of (i) willful or gross neglect or (ii) willful or gross misconduct, resulting in either case, in material harm to any member of the Company Group
(as hereinafter defined); or (c) that the Employee has been convicted of the commission of or entered a plea of nolo contendere with respect to (i) a felony or (ii) any crime or offense involving moral turpitude (provided that the Company may, in its sole discretion, suspend the Employee during the period from the date of the charge or indictment until the date of conviction or other conclusion of criminal proceedings and provided further that in the event that the Employee is not convicted or does not enter a plea of nolo contendere he will be entitled to full back pay. In the event of an occurrence under this
Section 6.3, the Employee shall be given written notice by the Company that it intends to terminate the Employee's employment for Due Cause under this Section, which written notice shall specify the act or acts upon the basis of which the Company intends so to terminate the Employee's employment. If the basis for such written notice is an act or acts described in clause (a) above and not involving moral turpitude, the Employee shall be given fifteen (15) days to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon failure of the Employee within such fifteen (15) days to cease or correct such performance (or nonperformance), the Employee's employment by the Company shall automatically be terminated hereunder for Due Cause; provided, however, that the Employee shall be given up to thirty (30) days to cease or correct such performance or nonperformance if at the end of such fifteen (15) day period the Employee is attempting diligently to effect a cure and continues to do so.

                           6.4      Other Termination by the Company. The
Company may terminate the Employee's employment at any time on or after September 19, 1996 and prior to the expiration of the term of this Agreement for whatever reason it deems appropriate; provided, however, that (x) in the event that such termination occurs subsequent to September 19, 1996 and prior to September 19, 1997 and is not pursuant to Section 6.1, 6.2 or 6.3, the Company shall continue to pay to the
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Employee (or his estate or other legal representative in the case of the death of the Employee subsequent to such termination), in the same periodic installments as his annual salary was paid, the salary provided for in Section
3.1 (at the annual rate then in effect), until the expiration of a period of one year following such termination or (y) in the event that such termination occurs subsequent to September 19, 1997, and is not pursuant to Section 6.1, 6.2 or 6.3, the Company shall continue to pay to the Employee (or his estate or other legal representative on the event of the death of the Employee subsequent to such termination), in the same periodic installments as his annual salary was paid, the salary provided for in Section 3.1 (at the annual rate then in effect), until the first to occur of (a) the then scheduled expiration of the term hereof or (b) the expiration of a period of six (6) months following such termination. Rights and benefits of the Employee, his estate or other legal representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8 and 9.

                  7.       Confidential Information.

                           7.1      (a)     The Employee shall, during the
Employee's employment with the Company and at all times thereafter, treat all confidential material (as hereinafter defined) of the Company or any member of the Company Group confidentially. The Employee shall not, without the prior written consent of the President of the Company, disclose such confidential material, directly or indirectly, to any party, who at the time of such disclosure is not an employee or agent of any member of the Company Group, or remove from the Company's premises any notes or records relating thereto, copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means), or any other property of any member of the Company Group. The Employee agrees that all confidential material, together with all notes and records of the Employee relating thereto, and all copies or facsimiles thereof in the possession of the Employee (whether made by the foregoing or other means) are the exclusive property of the Company. The Employee shall not in any manner use any confidential material of the Company Group, or any other property of any member of the Company Group, in any manner not specifically directed by the Company or in any way which is detrimental to any member of the Company Group, as
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reasonably determined by the President of the Company in his sole discretion.

                           (b)      For the purposes hereof, the term
"confidential material" shall mean all information in any way concerning the activities, business or affairs of any member of the Company Group or any of the customers and clients of any member of the Company Group, including, without limitation, information concerning trade secrets, together with all sales and financial information concerning any member of the Company Group and any and all information concerning projects in research and development or marketing plans for any products or projects of the Company Group, and all information concerning the practices, customers and clients of any member of the Company Group, and all information concerning any of the management information systems of any member of the Company Group (including any modifications, variations or repackagings thereof), and all information in any way concerning the activities, business or affairs of any of such customers or clients, as such, which is furnished to the Employee by any member of the Company Group or any of its agents, customers or clients, as such, or otherwise acquired by the Employee in the course of the Employee's employment with the Company; provided, however, that the term "confidential material" shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by the Employee, (ii) was available to the Employee on a non-confidential basis prior to his employment with any member of the Company Group or (iii) becomes available to the Employee on a non-confidential basis from a source other than any member of the Company Group or any of its agents, customers or clients, as such, provided that such source is not bound by a confidentiality agreement with any member of the Company Group or any of such agents, customers or clients known to the Employee.

                           7.2      Promptly upon the request of the
Company, the Employee shall deliver to the Company all confidential material relating to any member of the Company Group in the possession of the Employee without retaining a copy thereof, unless, in the opinion of counsel for the Company, either returning such confidential material or failing to retain a copy thereof would violate any applicable federal, state, local or foreign law, in which event such confidential material shall be returned without retaining any copies thereof as soon as practicable after such counsel advises that the same may be lawfully done.

                           7.3      In the event that the Employee is required,
by oral questions, interrogatories, requests for
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information or documents, subpoena, civil investigative demand or similar process, to disclose any confidential material relating to any member of the Company Group, the Employee shall provide the Company with prompt notice thereof so that the Company may seek an appropriate protective order and/or waive compliance by the Employee with the provisions hereof; provided, however, that if in the absence of a protective order or the receipt of such a waiver, the Employee is compelled to disclose confidential material not otherwise disclosable hereunder to any legislative, judicial or regulatory body, agency or authority, or else be exposed to liability for contempt, fine or penalty or to other censure, such confidential material may be so disclosed.

                  8.       Non-Competition.

                           8.1      The Employee acknowledges that the
services to be rendered by the Employee to the Company are of a special and unique character. The Employee agrees that, in consideration of the Employee's employment hereunder, the Employee will not (a) at any time commencing on the date hereof through and including the date which is two (2) years following the termination of the Employee's employment by the Company, directly or indirectly,
(i)(x) engage, whether as principal, agent, investor, distributor, representative, stockholder, employee, consultant, volunteer or otherwise, with or without pay, in any activity or business venture anywhere within a ten (10) mile radius of any facility or business location operated by the Company or any other member of the Company Group of which facility or location the Employee received notice from the Company, which is competitive with the businesses of the Company or any other member of the Company Group of providing dental services and related activities or (y) engage, whether as principal, agent, investor, distributor, representative, stockholder, employee, consultant, volunteer or otherwise, with or without pay, in any business or activity which has as a purpose the acquisition, start-up and development of dental practices, (not including the practice of dentistry by the Employee after the termination of his employment by the Company or any other member of the Company Group permitted by this Section 8), anywhere within any state in which the Company or any other member of the Company Group is engaged in business or has plans evidenced in writing of which the Employee has received notice from the Company, to engage in business as of the date of termination of the employment of the Employee, (ii) solicit or entice or endeavor to solicit or entice away from any member of the Company Group any person who was a director, officer, employee, agent or consultant of such member of the Company
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Group, either for the Employee's own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of such person's contract of employment by reason of leaving the service of such member of the Company Group, (iii) solicit or entice or endeavor to solicit or entice away any of the clients or customers of any member of the Company Group, either on the Employee's own account or for any other person, firm, corporation or other organization, or (iv) employ, directly or indirectly, any person who was a director, officer or employee of any member of the Company Group or any person who at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses of any member of the Company Group, or (b) at any time, take any action or make any statement the effect of which would be, directly or indirectly, to impair the good will of any member of the Company Group or the business reputation or good name of any member of the Company Group, or be otherwise detrimental to the Company, including any action or statement intended, directly or indirectly, to benefit a competitor of any member of the Company Group.

                  For purposes hereof, the "Company Group" shall mean, collectively, the Company and the Company's subsidiaries, affiliates and parent entities and entities managed by the Company or any of its respective subsidiaries, affiliates or parent entities operating from time to time in the same lines of business.

                           8.2      Notwithstanding the foregoing, in the
event that (i) the Company (or its designee) has failed to make any undisputed Contingent Payments (as defined in the Purchase Agreement (as hereinafter defined)) within thirty (30) days of receipt by the Company of written notice to the effect that such Contingent Payments are due and payable, or (ii) a payment event of default under any of the Notes (as defined in the Purchase Agreement) has occurred, or (iii) the Company (or its designee) fails to make salary payments to the Employee pursuant to Section 3.1 hereof within ten (10) days of receipt by the Company of written notice to the effect that such payments are due and payable, the Employee shall be permitted thereafter to engage in the private practice of dentistry at no more than two (2) offices without being considered to be in violation of the covenants contained herein.

                  In the event that the employment of the Employee has been terminated by the Company or any other member of the Company Group pursuant to
Section 6.4 hereof, then the Employee shall be permitted thereafter to engage in the private practice of dentistry at no more than two (2)
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offices anywhere outside a ten (10) mile radius of any facility or business location operated by the Company or any member of the Company Group of which facility or location the Employee has received notice.

                           8.3      The Employee and the Company agree that
if, in any proceeding, the court or other authority shall refuse to enforce the covenants herein set forth because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

                           9.       Equitable Relief.  In the event of a
breach or threatened breach by the Employee of any of the provisions of Sections 7 or 8 of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to pre-judgment injunctive relief or similar equitable relief restraining the Employee from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Employee under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the Federal courts located in the Eastern District of Virginia and the state courts located in such District for any proceedings under this Section 9. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

                  10.      Successors and Assigns.

                           10.1     Assignment by the Company. The Company shall
require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

                           10.2     Assignment by the Employee. The Employee may
not assign this Agreement or any part thereof
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without the prior written consent of the President of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of the Employee from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries," as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Employee (in the event of his incompetency) or the Employee's estate.

                  11. Governing Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts to be performed entirely within such Commonwealth.

                  12. Entire Agreement. This Agreement is entered into pursuant to the Agreement of Purchase and Sale dated as of September 1, 1995 (the "Purchase Agreement") by and among the Employee, the Company and certain other parties thereto. This Agreement and the other agreements executed contemporaneously herewith and therewith, contain all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersede all undertakings and agreements, whether oral or in writing, if there be any, previously entered into by them with respect thereto; provided, however, that Section 8 shall not serve as a limitation of the terms of any other non-competition agreement between the Employee and any member of the Company Group. No modification of this Agreement shall be effective unless in writing and signed by the party against which enforcement is sought to be enforced. Any oral agreements or representations respecting the transactions contemplated by the Purchase Agreement, not reduced to writing in the Purchase Agreement or in any of the documents referred to therein (including this Agreement) are null and void.

                  13. Modification and Amendment; Waiver. The provisions of this Agreement may be modified, amended or waived, but only upon the written consent of the party against whom enforcement of such modification, amendment or waiver is sought and then such modification, amendment or waiver shall be effective only to the extent set forth in
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such writing. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

                  14. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopier or sent by registered or certified mail, postage prepaid, as follows:

                  If to the Company:

                      c/o Foster Management Company
                      1016 West Ninth Avenue
                      King of Prussia, Pennsylvania 19406
                      Attention: Mr. Douglas P. Gill
                      Telecopy No.: (610) 992-3390
                      Telephone No.: (610) 992-7650

                  with a copy to:

                      Haythe & Curley
                      237 Park Avenue
                      New York, New York 10017
                      Attention:  Robert A. Ouimette, Esq.
                      Telecopy No.: (212) 682-0200
                      Telephone No.: (212) 880-6000

                  If to the Employee:

                      Robert K. Mehlman, D.D.S.
                      8171 Madrillon Ct.
                      Vienna, Virginia 22182

                  with a copy to:

                      Wolf, Block, Schorr and Solis-Cohen
                      Twelfth Floor, Packard Building
                      S.E. Corner 15th and Chestnut Streets
                      Philadelphia, Pennsylvania  19102-2678
                      Attention:  Michael M. Sherman, Esq.
                      Telecopy No.:   (215) 977-2334
                      Telephone No.:  (215) 977-2000

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given
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in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, and two business days after the date of mailing, if mailed.

                  15. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

                  16. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company, may, in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

                  17. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.
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                  18. Expenses. Each of the parties hereto shall bear his or its own costs and expenses, including attorneys fees and disbursements, incurred in connection with this Agreement and the transactions contemplated hereby.

                  19. Titles. Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

                  20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                              *        *        *
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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first above written.


                                            VALLEY FORGE DENTAL ASSOCIATES,
                                              INC.


                                            By  /s/ Douglas P. Gill
                                            -----------------------------------

                                            /s/ Robert K. Mehlman, D.D.S.
                                            -----------------------------------
                                                Robert K. Mehlman, D.D.S.